Exhibit 10.4

CULLMAN SAVINGS BANK

DIRECTOR SPLIT DOLLAR AGREEMENT

THIS DIRECTOR SPLIT DOLLAR AGREEMENT (this “Agreement”) is made as of this      day of             , 2008 by and between Cullman Savings Bank, a federally chartered thrift, supervised by the Office of Thrift Supervision (the “Bank”), located in Cullman, Alabama, and             ] (the “Director”).

WHEREAS, to encourage the Director to remain a Director of the Bank, the Bank is willing to allocate a portion of the death proceeds of a life insurance policy on the Director’s life to the Director’s beneficiary(ies) if the Director dies while actively serving as a member of the Board of Director’s of the Bank. The Bank will pay life insurance premiums from its general assets.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Director hereby agree as follows.

ARTICLE 1

DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

1.1 “Director’s Interest” means the benefit set forth in Section 2

1.2 “Insured” means the Director.

1.3 “Insurer” means each life insurance carrier in which there is a Split Dollar Policy Endorsement attached to this Split Dollar Agreement.

1.4 “Net Amount At Risk” as used in this agreement refers to the difference in the Death Benefit payable by the insurance carrier and the Cash Value of the policy(ies) owned by the Bank on the Director’s life.

1.5 “Policy” means the specific life insurance policy or policies issued by the Insurer(s).

1.6 “Split Dollar Policy Endorsement” means the form required by the Administrator or the Insurer to indicate the Director’s interest, if any, in a Policy on the Director’s life.

1.7 “Termination of Service” with the Bank means that the Director shall have ceased to be a member of the Board of Directors of the Bank for any reason whatsoever, excepting a leave of absence approved by the Bank. For purposes of this Agreement, if there is a dispute over the status of the Director or the date of termination of the Director’s service, the Bank shall have the sole and absolute right to decide the dispute.

ARTICLE 2

POLICY OWNERSHIP/INTERESTS

2.1 Bank Ownership. The Bank is the sole owner of the Policy and shall have the right to exercise all incidents of ownership. The Bank shall be the beneficiary of any death proceeds remaining after the Director’s Interest has been paid under Section 2.2 of this Split Dollar Agreement.

2.2 Director’s Interest. In the case of the Director’s death before Termination of Service, the Director shall have the right to designate the beneficiary(ies) of death proceeds in the amount of the lesser of:

(a) one hundred percent (100%) of the portion of the insurance proceeds on the life of the Director and designated as the NAR (detailed on Schedule A) by the insurance carrier or;

(b) the Participant’s benefit calculated under section 7.1 of the Cullman Savings Bank Directors’ Deferred Cash Compensation Plan. This amount is detailed on Schedule A.

Subject to the terms of this Split Dollar Agreement, including but not limited to the Bank’s right to terminate this Split Dollar Agreement under Section 8.8, the Bank hereby endorses the Director’s Interest to the Director and agrees to execute any other or further documents that may be required to effectuate this Split Dollar Agreement. The Director shall have the right to elect and change settlement options specified in the Policy that may be permitted. However, the Director, the Director’s transferee, and the Director’s beneficiary(ies) or estate shall have no rights or interests in the Policy for that portion of the death proceeds designated in this Section 2.2 if Termination of Service of the Director occurs before Director’s death.

2.3 Premium Payment. The Bank shall pay any premiums due on the Policy. It is anticipated that the Policy will be a single premium modified endowment contract

2.4 Imputed Income. The Bank shall impute income to the Director in an amount equal to (a) the current term rate for the Director’s age, multiplied by (b) the net death benefit payable to the Director’s beneficiary(ies). The current term rate is the minimum amount required to be imputed under Revenue Rulings 64-328 and 66-110, or any subsequent applicable authority.

2.5 Internal Revenue Code Section 1035 Exchanges. The Director recognizes and agrees that the Bank may after this Director Split Dollar Agreement is adopted wish to exchange the Policy of life insurance on the Director’s life for another contract of life insurance insuring the Director’s life. Provided that the Policy is replaced (or intended to be replaced) with a comparable policy of life insurance, the Director agrees to provide medical information and cooperate with medical insurance-related testing required by a prospective insurer for implementing the Policy or, if necessary, for modifying or updating to a comparable insurer.

ARTICLE 3

BENEFICIARIES

3.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Bank. The Director’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director’s estate.

ARTICLE 4

GENERAL LIMITATIONS

4.1 Termination of Service. Notwithstanding any provision of this Agreement to the contrary, the Director’s Interest in the Policy shall terminate if the Director’s service as a member of the Board of Directors is terminated any reason by either party, including retirement, and the Bank’s obligations under this Agreement shall terminate as of the effective date of the termination of service.

4.2 Removal. Notwithstanding any provision of this Agreement to the contrary, if the Director is removed from the Board of Directors of the Bank or permanently prohibited from participating in the conduct of the Bank’s affairs by an order issued under section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. 1818(e)(4) or (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order.

4.3 Insurer. The Insurer shall be bound only by the terms of the Policy. Any payments the Insurer makes or actions it takes in accordance with the Policy shall fully discharge it from all claims, suits and demands of all entities or persons. The Insurer shall not be bound by or be deemed to have notice of the provisions of this Director Split Dollar Agreement.

ARTICLE 5

CLAIMS AND REVIEW PROCEDURES

5.1 Claims Procedure. If the Administrator denies part of or the entire claim, the claimant shall have the opportunity for a full and fair review by the Administrator of the denial, as follows:

5.1.1 Initiation: Written Claim. The claimant initiates a claim by submitting to the Administrator a written claim for the benefits.

5.1.2 Timing of Administrator Response. The Administrator shall respond to such claimant within 90 days after receiving the claim. If the Administrator determines that special circumstances require additional time for processing the claim, the Administrator can extend the response period by an additional 90 days by notifying the claimant in writing, prior to the end of the initial 90-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

5.1.3 Notice of Decision. If the Administrator denies part or all of the claim, then the Administrator shall notify the claimant in writing of such denial. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a) the specific reasons for the denial,

(b) a reference to the specific provisions of this Agreement on which the denial is based,

(c) a description of any additional information or material necessary for the claimant to perfect the claim and an explanation of why it is needed,

(d) an explanation of this Agreement’s review procedures and the time limits applicable to such procedures, and

(e) a statement of the claimant’s right, if any, to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

5.2 Review Procedure. If the Administrator denies part or all of the claim, then the claimant shall have the opportunity for a full and fair review by the Administrator of the denial, as follows:

5.2.1 Initiation of Written Request. To initiate the review, the claimant must file with the Administrator a written request for review within 60 days after receiving the Administrator’s notice of denial.

5.2.2 Additional Submissions for Information Access. The claimant shall then have the opportunity to submit written comments, documents, records, and other information relating to the claim. The Administrator shall also provide the claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.

5.2.3 Considerations on Review. In considering the review, the Administrator shall take into account all materials and information the claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

5.2.4 Timing of Administrator Response. The Administrator shall respond in writing to such claimant within 60 days after receiving the request for review. If the Administrator determines that special circumstances require additional time for processing the claim, then the Administrator can extend the response period by an additional 60 days by notifying the claimant in writing, prior to the end of the initial 60-day period, that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Administrator expects to render its decision.

5.2.5 Notice of Decision. The Administrator shall notify the claimant in writing of its decision on review. The Administrator shall write the notification in a manner calculated to be understood by the claimant. The notification shall set forth:

(a) the specific reasons for the denial,

(b) a reference to the specific provisions of this Agreement on which the denial is based,

(c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits, and

(d) a statement of the claimant’s right, if any, to bring a civil action under ERISA Section 502(a).

ARTICLE 6

ADMINISTRATION

6.1 Administration. This Director Split Dollar Agreement shall be administered by an Administrator, which shall consist of the Bank’s board of directors or such committee as the board shall appoint. The Director may be a member of the Administrator. The Administrator shall also have the discretion and authority to:

(a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Director Split Dollar Agreement and

(b) decide or resolve any and all questions, including interpretations of this Director Split Dollar Agreement, as may arise in connection with the Director Split Dollar Agreement.

6.2 Named Agents. In the administration of this Director Split Dollar Agreement, the Administrator may employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel, who may be counsel to the Bank.

6.3 Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation, and application of this Director Split Dollar Agreement and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in this Director Split Dollar Agreement.

6.4 Indemnity of Administrator. The Bank shall indemnify and hold harmless the members of the Administrator against any and all claims, losses, damages, expenses, or liabilities arising from any action or failure to act with respect to this Director Split Dollar Agreement, except in the case of willful misconduct by the Administrator or any of its members.

6.5 Information. To enable the Administrator to perform its functions, the Bank shall supply full and timely information to the Administrator on all matters relating to the date and circumstances of the retirement, death, or Termination of Employment of the Director and such other pertinent information as the Administrator may reasonably require.

ARTICLE 7

MISCELLANEOUS

7.1 Amendment and Termination. This Director Split Dollar Agreement shall terminate automatically if Termination as a Director occurs before the Director’s death. This Director Split Dollar Agreement shall also terminate upon the occurrence of any one of the following:

(a) surrender, lapse, or other termination of the Policy by the Bank, which the Bank reserves the absolute right to do, or

(b) cessation of the Bank’s business, which is not continued by the Bank’s successor, if any, or

(c) written notice of termination by either of the Bank or the Director, or

(d) bankruptcy, receivership, or dissolution of the Bank, or

(e) distribution of the death benefit proceeds in accordance with Section 2.2 above, or

(f) if the Director commits suicide within three years after the issuance of the Policy on the Director’s life.

If this Director Split Dollar Agreement is terminated, the Bank may in its sole discretion retain or terminate the Policy.

7.2 Binding Effect. This Agreement shall bind the Director and the Bank and their beneficiaries, survivors, executors, administrators, and transferees.

7.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached, or encumbered in any manner.

7.4 Tax Withholding. The Bank shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

7.5 Applicable Law. Except to the extent preempted by the laws of the United States of America, the validity, interpretation, construction, and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Alabama, without giving effect to the principles of conflict of laws of such state.

7.6 Entire Agreement. This Agreement constitutes the entire agreement between the Bank and the Director concerning the subject matter hereof. No rights are granted to the Director’s beneficiary(ies) under this Agreement other than those specifically set forth herein.

7.7 Severability. If for any reason any provision of this Agreement is held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and to the full extent consistent with law each such other provision shall continue in full force and effect. If any provision of this Agreement is held invalid in part, such invalidity shall not affect the remainder of such provision, and to the full extent consistent with law the remainder of such provision shall, together with all other provisions of this Agreement, continue in full force and effect.

7.8 Headings. The captions and section headings in this Agreement are included solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

7.9 Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid, to the following addresses or to such other address as either party may designate by like notice.

(a)	If to the Bank, to:

The Board of Directors

Cullman Savings Bank

316 Second Avenue S.W.

Cullman, AL 35055

(b)	If to the Director, to:

[NAME]

[ADDRESS]

[CITY], [ST]

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

7.10 Successors. By an assumption agreement in form and substance satisfactory to the Director, the Bank shall require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Bank to expressly assume and agree to perform this Director Split Dollar Agreement in the same manner and to the same extent that the Bank would be required to perform this Director Split Dollar Agreement if no succession had occurred.

IN WITNESS WHEREOF, the Director and a duly authorized Bank officer have executed this Agreement as of the day and year first written above.

DIRECTOR	BANK
Cullman Savings Bank

By:
Title:

[NAME]

AGREEMENT TO COOPERATE WITH INSURANCE UNDERWRITING INCIDENT

TO INTERNAL REVENUE CODE SECTION 1035 EXCHANGE

I acknowledge that I have read the Director Split Dollar Agreement and agree to be bound by its terms, particularly the covenant on my part set forth in section 2.5 of the Director Split Dollar Agreement to provide medical information and cooperate with medical insurance-related testing required by an insurer to issue a comparable insurance policy to cover the benefit provided under this Director Split Dollar Agreement.

Witness	Director

SCHEDULE “A”

To be completed for each Director

Cullman Savings Bank

Directors’ Deferred Compensation Plan

John A Riley III

Year	Age	Director Deferral	Bank Match	Yield	*Annual Earnings Charge	Vested Payment	Account Balance	*Deferred Tax Asset Account	*After Tax Cost
2008	43	12,000	6,000	503	18,503	0	18,503	7,031	11,472
2009	44	12,000	6,000	1,645	19,645	0	38,148	7,465	12,180
2010	45	12,000	6,000	2,856	20,856	0	59,004	7,925	12,931
2011	46	12,000	6,000	4,143	22,143	0	81,147	8,414	13,728
2012	47	12,000	6,000	5,508	23,508	0	104,655	8,933	14,575
2013	48	12,000	6,000	6,958	24,958	0	129,613	9,484	15,474
2014	49	12,000	6,000	8,498	26,498	0	156,111	10,069	16,429
2015	50	12,000	6,000	10,132	28,132	0	184,243	10,690	17,442
2016	51	12,000	6,000	11,867	29,867	0	214,110	11,349	18,518
2017	52	12,000	6,000	13,709	31,709	0	245,819	12,049	19,660
2018	53	12,000	6,000	15,665	33,665	0	279,484	12,793	20,872
2019	54	12,000	6,000	17,741	35,741	0	315,225	13,582	22,160
2020	55	12,000	6,000	19,946	37,946	0	353,171	14,419	23,526
2021	56	12,000	6,000	22,286	40,286	0	393,457	15,309	24,977
2022	57	12,000	6,000	24,771	42,771	0	436,228	16,253	26,518
2023	58	12,000	6,000	27,409	45,409	0	481,637	17,255	28,154
2024	59	12,000	6,000	30,210	48,210	0	529,847	18,320	29,890
2025	60	12,000	6,000	33,183	51,183	0	581,030	19,450	31,734
2026	61	12,000	6,000	36,340	54,340	0	635,370	20,649	33,691
2027	62	12,000	6,000	39,692	57,692	0	693,061	21,923	35,769
2028	63	12,000	6,000	43,250	61,250	0	754,311	23,275	37,975
2029	64	12,000	6,000	47,028	65,028	0	819,339	24,710	40,317
2030	65	2,000	1,000	48,594	51,594	92,209	778,723	19,606	31,988
2031	66	0	0	44,936	44,936	110,651	713,008	17,076	27,860
2032	67	0	0	40,883	40,883	110,651	643,240	15,535	25,347
2033	68	0	0	36,579	36,579	110,651	569,168	13,900	22,679
2034	69	0	0	32,011	32,011	110,651	490,528	12,164	19,847
2035	70	0	0	27,160	27,160	110,651	407,037	10,321	16,839
2036	71	0	0	22,011	22,011	110,651	318,397	8,364	13,647
2037	72	0	0	16,544	16,544	110,651	224,290	6,287	10,257
2038	73	0	0	10,740	10,740	110,651	124,378	4,081	6,658
2039	74	0	0	4,577	4,577	110,651	18,304	1,739	2,838
2040	75	0	0	137	137	18,442	0	52	85
2041	76	0	0	0	0	0	0	0	0
2042	77	0	0	0	0	0	0	0	0
2043	78	0	0	0	0	0	0	0	0
2044	79	0	0	0	0	0	0	0	0
2045	80	0	0	0	0	0	0	0	0

			133,000	707,510	1,106,510	1,106,510		420,474	686,037

Cullman Savings Bank

Directors’ Deferred Compensation Plan

Nancy McClellan

Year	Age	Director Deferral	Bank Match	Yield	*Annual Earnings Charge	Vested Payment	Account Balance	*Deferred Tax Asset Account	*After Tax Cost
2008	51	6,000	6,000	336	12,336	0	12,336	4,688	7,648
2009	52	12,000	6,000	1,264	19,264	0	31,600	7,320	11,944
2010	53	12,000	6,000	2,452	20,452	0	52,052	7,772	12,680
2011	54	12,000	6,000	3,714	21,714	0	73,766	8,251	13,463
2012	55	12,000	6,000	5,053	23,053	0	96,819	8,760	14,293
2013	56	12,000	6,000	6,475	24,475	0	121,294	9,300	15,174
2014	57	12,000	6,000	7,984	25,984	0	147,278	9,874	16,110
2015	58	12,000	6,000	9,587	27,587	0	174,866	10,483	17,104
2016	59	12,000	6,000	11,289	29,289	0	204,154	11,130	18,159
2017	60	12,000	6,000	13,095	31,095	0	235,249	11,816	19,279
2018	61	12,000	6,000	15,013	33,013	0	268,262	12,545	20,468
2019	62	12,000	6,000	17,049	35,049	0	303,311	13,319	21,730
2020	63	12,000	6,000	19,211	37,211	0	340,522	14,140	23,071
2021	64	12,000	6,000	21,506	39,506	0	380,028	15,012	24,494
2022	65	3,000	1,500	22,880	27,380	38,996	368,413	10,405	16,976
2023	66	0	0	21,269	21,269	51,995	337,687	8,082	13,187
2024	67	0	0	19,374	19,374	51,995	305,066	7,362	12,012
2025	68	0	0	17,362	17,362	51,995	270,433	6,597	10,764
2026	69	0	0	15,226	15,226	51,995	233,663	5,786	9,440
2027	70	0	0	12,958	12,958	51,995	194,626	4,924	8,034
2028	71	0	0	10,550	10,550	51,995	153,182	4,009	6,541
2029	72	0	0	7,994	7,994	51,995	109,181	3,038	4,956
2030	73	0	0	5,280	5,280	51,995	62,466	2,006	3,274
2031	74	0	0	2,399	2,399	51,995	12,870	912	1,487
2032	75	0	0	129	129	12,999	0	49	80
2033	76	0	0	0	0	0	0	0	0
2034	77	0	0	0	0	0	0	0	0
2035	78	0	0	0	0	0	0	0	0
2036	79	0	0	0	0	0	0	0	0
2037	80	0	0	0	0	0	0	0	0
2038	81	0	0	0	0	0	0	0	0
2039	82	0	0	0	0	0	0	0	0
2040	83	0	0	0	0	0	0	0	0
2041	84	0	0	0	0	0	0	0	0
2042	85	0	0	0	0	0	0	0	0
2043	86	0	0	0	0	0	0	0	0
2044	87	0	0	0	0	0	0	0	0
2045	88	0	0	0	0	0	0	0	0

			85,500	269,449	519,949	519,949		197,581	322,368

Cullman Savings Bank

Directors’ Deferred Compensation Plan

Bill Peinhardt

Year	Age	Director Deferral	Bank Match	Yield	*Annual Earnings Charge	Vested Payment	Account Balance	*Deferred Tax Asset Account	*After Tax Cost
2008	62	6,000	6,000	336	12,336	0	12,336	4,688	7,648
2009	63	6,000	6,000	1,096	13,096	0	25,432	4,977	8,120
2010	64	6,000	6,000	1,904	13,904	0	39,336	5,284	8,621
2011	65	5,000	5,000	2,754	12,754	1,145	50,945	4,846	7,907
2012	66	0	0	2,950	2,950	6,871	47,024	1,121	1,829
2013	67	0	0	2,708	2,708	6,871	42,861	1,029	1,679
2014	68	0	0	2,451	2,451	6,871	38,441	932	1,520
2015	69	0	0	2,179	2,179	6,871	33,749	828	1,351
2016	70	0	0	1,889	1,889	6,871	28,767	718	1,171
2017	71	0	0	1,582	1,582	6,871	23,478	601	981
2018	72	0	0	1,256	1,256	6,871	17,862	477	779
2019	73	0	0	910	910	6,871	11,901	346	564
2020	74	0	0	542	542	6,871	5,572	206	336
2021	75	0	0	154	154	5,726	0	59	96
2022	76	0	0	0	0	0	0	0	0
2023	77	0	0	0	0	0	0	0	0
2024	78	0	0	0	0	0	0	0	0
2025	79	0	0	0	0	0	0	0	0
2026	80	0	0	0	0	0	0	0	0
2027	81	0	0	0	0	0	0	0	0
2028	82	0	0	0	0	0	0	0	0
2029	83	0	0	0	0	0	0	0	0
2030	84	0	0	0	0	0	0	0	0
2031	85	0	0	0	0	0	0	0	0
2032	86	0	0	0	0	0	0	0	0
2033	87	0	0	0	0	0	0	0	0
2034	88	0	0	0	0	0	0	0	0
2035	89	0	0	0	0	0	0	0	0
2036	90	0	0	0	0	0	0	0	0
2037	91	0	0	0	0	0	0	0	0
2038	92	0	0	0	0	0	0	0	0
2039	93	0	0	0	0	0	0	0	0
2040	94	0	0	0	0	0	0	0	0
2041	95	0	0	0	0	0	0	0	0
2042	96	0	0	0	0	0	0	0	0
2043	97	0	0	0	0	0	0	0	0
2044	98	0	0	0	0	0	0	0	0
2045	99	0	0	0	0	0	0	0	0

			23,000	22,712	68,712	68,712		26,110	42,601

Cullman Savings Bank

Directors’ Deferred Compensation Plan

Paul Bussman

Year	Age	Director Deferral	Bank Match	Yield	*Annual Earnings Charge	Vested Payment	Account Balance	*Deferred Tax Asset Account	*After Tax Cost
2008	52	12,000	6,000	503	18,503	0	18,503	7,031	11,472
2009	53	6,000	6,000	1,477	13,477	0	31,980	5,121	8,356
2010	54	6,000	6,000	2,308	14,308	0	46,288	5,437	8,871
2011	55	6,000	6,000	3,191	15,191	0	61,479	5,772	9,418
2012	56	6,000	6,000	4,127	16,127	0	77,606	6,128	9,999
2013	57	6,000	6,000	5,l22	17,122	0	94,728	6,506	10,616
2014	58	6,000	6,000	6,178	18,178	0	112,906	6,908	11,270
2015	59	6,000	6,000	7,299	19,299	0	132,206	7,334	11,966
2016	60	6,000	6,000	8,490	20,490	0	152,696	7,786	12,704
2017	61	6,000	6,000	9,753	21,753	0	174,449	8,266	13,487
2018	62	6,000	6,000	11,095	23,095	0	197,544	8,776	14,319
2019	63	6,000	6,000	12,520	24,520	0	222,064	9,317	15,202
2020	64	6,000	6,000	14,032	26,032	0	248,096	9,892	16,140
2021	65	6,000	6,000	15,638	27,638	0	275,733	10,502	17,135
2022	66	0	0	15,979	15,979	36,734	254,978	6,072	9,907
2023	67	0	0	14,699	14,699	36,734	232,943	5,586	9,114
2024	68	0	0	13,340	13,340	36,734	209,549	5,069	8,271
2025	69	0	0	11,897	11,897	36,734	184,712	4,521	7,376
2026	70	0	0	10,365	10,365	36,734	158,343	3,939	6,427
2027	71	0	0	8,739	8,739	36,734	130,347	3,321	5,418
2028	72	0	0	7,012	7,012	36,734	100,625	2,665	4,348
2029	73	0	0	5,179	5,179	36,734	69,070	1,968	3,211
2030	74	0	0	3,233	3,233	36,734	35,568	1,228	2,004
2031	75	0	0	1,167	1,167	36,734	0	443	723
2032	76	0	0	0	0	0	0	0	0
2033	77	0	0	0	0	0	0	0	0
2034	78	0	0	0	0	0	0	0	0
2035	79	0	0	0	0	0	0	0	0
2036	80	0	0	0	0	0	0	0	0
2037	81	0	0	0	0	0	0	0	0
2038	82	0	0	0	0	0	0	0	0
2039	83	0	0	0	0	0	0	0	0
2040	84	0	0	0	0	0	0	0	0
2041	85	0	0	0	0	0	0	0	0
2042	86	0	0	0	0	0	0	0	0
2043	87	0	0	0	0	0	0	0	0
2044	88	0	0	0	0	0	0	0	0
2045	89	0	0	0	0	0	0	0	0

			84,000	193,345	367,345	367,345		139,591	227,754